Exhibit 5.1

November 20, 2015

IsoRay, Inc.
350 Hills Street, Suite 106
Richland, WA 99354

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to IsoRay, Inc., a Minnesota corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”) of 355,800 shares of the Company’s common stock, $0.001 par value per share, issuable upon the exercise of the Warrants (as defined below) ( the “Shares”). The Shares include (i) 130,713 shares (the “Series D Warrant Shares”) issuable upon the exercise of outstanding Series D Warrants held by certain persons (the “Series D Warrants” or the “2010 Warrants”) and (ii) 225,087 shares (the “2011 Warrant Shares”) issuable upon the exercise of outstanding Warrants held by certain persons (the “2011 Warrants” and, together with the 2010 Warrants, the “Warrants”). The Warrants were all originally issued pursuant to a prospectus declared effective on November 13, 2009. The 2010 Warrants were issued on November 24, 2010 pursuant to a prospectus supplement filed on November 24, 2010, and the 2011 Warrants were issued on October 19, 2011 pursuant to a prospectus supplement filed on October 13, 2011.

This opinion is being furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement.

In connection with this opinion, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below. In addition, we have been furnished with and have examined originals or copies of the Registration Statement, the prospectus contained therein, the Company's charter documents, the corporate proceedings taken by the Company with respect to the filing of the Registration Statement and the issuance of the Warrants, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as we have considered necessary to provide a basis for the opinions hereinafter expressed. In such examination, we assumed that the documents and instruments submitted to us have not been amended or modified since the date submitted and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

IsoRay, Inc.

November 20, 2015

As to facts material to the opinions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and have not independently checked or verified the accuracy of such statements and representations. The opinions contained in this letter are expressed as of the date hereof, and we do not have, nor do we assume, any obligation to advise of any changes in any facts or applicable laws after the date hereof that may affect the opinions we express herein.

Also, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed, without independent verification, that all governing documents under which the Shares are to be issued will have been duly authorized, executed and delivered by all parties thereto, and the signatures on documents examined by us are genuine.

In rendering this opinion, we have assumed: (i) information contained in documents reviewed by us is true, complete and correct; (ii) the genuineness and authenticity of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to authentic originals of all documents submitted to us as copies; (v) the accuracy, completeness and authenticity of certificates of public officials; (vi) the due authorization, execution and delivery of all documents by parties other than the Company; (vii) the obligations of parties other than the Company to the Warrants being valid, binding and enforceable; and (viii) the legal capacity of all natural persons.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments (including post-effective amendments) thereto, has or will have become effective (and will remain effective at the time of issuance of any Shares thereunder); (ii) the Company will issue and deliver the Shares in the manner contemplated by the Registration Statement; (iii) the resolutions authorizing the Company to issue, offer and sell the Shares will have been duly adopted by the board of directors or other appropriate governing bodies of the Company and will be in full force and effect at all times at which the Shares are offered, issued and sold by the Company; and (iv) all Shares will be issued in compliance with applicable federal and state securities laws.

We have also assumed that (i) the stock certificates to be issued to represent the Common Stock will conform to the specimen Common Stock certificate submitted to us; (ii) shares of Common Stock will remain authorized and available for issuance for the Shares; (iii) none of the Company's charter documents, or the corporate proceedings taken by the Company with respect to the filing of the Registration Statement and the issuance of the Shares, will be rescinded, amended or otherwise modified prior to the issuance of the Shares and no Shares will be issued or other action taken in contravention of any applicable limit established pursuant to such resolutions from time to time; and (iv) the Company will continue to be validly existing and in good standing under the laws of the State of Minnesota with the requisite corporate power and authority to issue and sell all such Shares at such time and will have received any required approval of any governmental authority or agency in connection therewith. We have obtained from officers of the Company a certificate as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificate without independent investigation.

IsoRay, Inc.

November 20, 2015

Based upon the foregoing, we are of the opinion that when (i) the Warrants have been exercised and the warrant exercise price has been paid in full to the Company, all in accordance with the terms of the issued Warrants and the Registration Statement and (ii) the Shares have been issued and delivered, with certificates representing such Shares having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations therefor having been made in the share register of the Company, the Shares will be validly issued, fully paid and non-assessable. We are opining herein only as to applicable federal laws and the Business Corporation Act of the State of Minnesota, as amended, the applicable provisions of the Minnesota Constitution and any reported judicial decisions interpreting these laws. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or, in the case of Minnesota, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence, conduct committed or omitted willfully or in bad faith, or any violation of federal or state securities laws.

We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Shares and Warrants, or as to the effect that their performance of such obligations may have upon any of the matters referred to above. We are not expressing an opinion as to securities of any parties other than the Company.

Our opinions are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors' rights generally, by any covenants of good faith or fair dealing that may be implied, and by general principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

We express no opinion as to any provision in any Warrant agreement, other agreement pursuant to which any Warrants or Shares are to be issued or governed, or the Articles of Incorporation or Bylaws (i) that purports to waive forum non conveniens or trial by jury; (ii) that relates to judgments in currencies other than U.S. dollars; (iii) that releases, exculpates or exempts a party from, or requires indemnification or contribution of a party for, liability for its own negligence or misconduct; (iv) that purports to allow any party to unreasonably interfere in the conduct of the business of another party; (v) that purports to require any party to pay any amounts due to another party without a reasonable accounting of the sums purported to be due; (vi) that purports to prohibit the assignment of rights that that may be assigned pursuant to applicable law regardless of an agreement not to assign such rights; (vii) that purports to require that amendments to any agreement be in writing; (viii) relating to powers of attorney, severability or set-off; (ix) that purports to limit access exclusively to any particular courts; (x) that provides a waiver of stay, extension or usury laws or of unknown future rights; or (xi) provides that decisions by a party are conclusive or may be made in its sole discretion. We express no opinion concerning whether a U.S. federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to any agreement or the transactions contemplated thereby.

IsoRay, Inc.

November 20, 2015

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company's Form S-3 and to the incorporation by reference of this opinion in the Registration Statement, and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Prospectus or any Prospectus Supplement within the meaning of the term “expert”, as used in Section 11 of the Act or the rules and regulations promulgated thereunder by the Commission nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations thereunder.

Very truly yours,

/s/ Gallagher & Kennedy, P.A.

Gallagher & Kennedy, P.A.